Exhibit 10.4

Notice of Grant of Stock Appreciation Rights and
Terms and Conditions of Richard J. Thompson Appreciation Rights

Grantee:                Richard J. Thompson

Effective February 18, 2008 (the “Award Date”), you (the “Grantee”) have been granted stock appreciation rights (the “SARs”) with respect to 250,000 shares of Common Stock of Power-One, Inc. (the “Corporation”).  The SARs shall have a base price of $2.38 per share (the “Base Price”).

The aggregate Base Price of the shares subject to the SARs is $595,000.

The SARs will become vested as to 100% of the total number of shares of Common Stock subject to the SARs on February 18, 2012.  The SARs will vest earlier in the following circumstances: (i) 50% of the shares of Common Stock subject to the SARs shall become vested on March 1, 2010 if (A) the closing price per share of the Corporation’s Common Stock on the principal exchange on which such stock is traded on any 20 out of 30 consecutive trading days in the period beginning October 1, 2009 and ending March 1, 2010 exceeds 150% of the Base Price (as appropriately adjusted for stock splits and similar transactions) and (B) the Corporation’s consolidated net income for the 2009 calendar year as determined under generally accepted accounting principles (“GAAP”) equals or exceeds 5% of the Corporation’s consolidated net sales revenue for such period determined under GAAP; and (ii) 25% of the shares of Common Stock subject to the SARs shall become vested on March 1, 2011 if (X) the closing price per share of the Corporation’s Common Stock on the principal exchange on which such stock is traded on any 20 out of 30 consecutive trading days beginning October 1, 2010 and ending March 1, 2011 exceeds 160% of the Base Price (as appropriately adjusted for stock splits and similar transactions) and (Y) the Corporation’s consolidated net income for the 2010 calendar year as determined under GAAP equals or exceeds 7.5% of the Corporation’s consolidated net sales revenue for such period determined under GAAP.  In all cases in which the Corporation’s consolidated net income and consolidated net sales revenue is a vesting measurement, extraordinary charges as defined in the Grantee’s Employment Agreement with the Corporation entered into on the date hereof (as it may be amended from time to time, the “Employment Agreement”) shall be excluded.  Pursuant to the provisions of the Employment Agreement, a portion of the shares of Common Stock subject to the SARs will also become vested in connection with the Grantee’s termination of employment due to death, disability, by the Corporation without Cause (as defined in the Employment Agreement), due to a Substantial Breach (as defined in the Employment Agreement) by the Corporation, or due to a non-renewal of the Employment Agreement by the Corporation.  The Grantee is also a party to the Corporation’s Senior Executive Change in Control Agreement, which provides for accelerated vesting of the shares of Common Stock subject to the SARs under the circumstances provided therein.

The SARs will expire on the tenth anniversary of the Award Date (the “Expiration Date”).

In all cases, the SARs are subject to early termination under Section 5 of the Terms (as defined below) and Section 7.4 of the Plan (as defined below), which provision of the Plan shall equally apply to the SARs whether or not the SARs are settled under the Plan.  The SARs and applicable performance targets are subject to adjustment pursuant to Section 7.1 of the Plan (which provision of the Plan shall equally apply to the SARs whether or not the SARs are settled under the Plan).

By your signature and the Corporation’s signature below, you and the Corporation agree that the  SARs are granted under and governed by the Terms and Conditions of Richard J. Thompson Stock Appreciation Rights (the “Terms”), which are attached and incorporated herein by this reference.  This Notice of Grant of Stock Appreciation Rights, together with the Terms, will be referred to as your SAR Agreement.  The SARs have been granted to you in addition to, and not in lieu of, any other form of compensation otherwise payable or to be paid to you.  Capitalized terms are defined in the Plan if not defined herein or in the Terms.  You acknowledge receipt of a copy of the Terms, the Plan and the Prospectus for the Plan.

/s/ RANDALL H. HOLLIDAY
Power-One, Inc.	Date 02/18/2008

/s/ RICHARD J. THOMPSON
Richard J. Thompson	Date 02/18/2008

POWER-ONE, INC.

TERMS AND CONDITIONS OF RICHARD J. THOMPSON STOCK APPRECIATION RIGHTS

1.                                      General.

These Terms and Conditions of Richard J. Thompson Stock Appreciation Rights (these “Terms”) apply to a particular stock appreciation rights award (the “SARs”) if incorporated by reference in the Notice of Grant of Stock Appreciation Rights (the “Grant Notice”) corresponding to that particular grant.  The recipient of the SARs identified in the Grant Notice is referred to as the “Grantee.”  The per share base price of the SARs as set forth in the Grant Notice is referred to as the “Base Price.”  The effective date of grant of the SARs as set forth in the Grant Notice is referred to as the “Award Date.”  The  base price and the number of shares covered by the SARs are subject to adjustment under Section 7.1 of the Plan (which provision of the Plan shall equally apply to the SARs whether or not the SARs are settled under the Plan).

Capitalized terms are defined in the Power-One, Inc. 2004 Stock Incentive Plan (the “Plan”) if not defined herein.  The SARs have been granted to the Grantee in addition to, and not in lieu of, any other form of compensation otherwise payable or to be paid to the Grantee.  The Grant Notice and these Terms are collectively referred to as the “SAR Agreement” applicable to the SAR.

2.                                      Vesting; Limits on Exercise.

The SARs shall vest and become exercisable in percentage installments of the aggregate number of shares subject to the SARs as set forth on the Grant Notice.  The SARs may be exercised only to the extent the SARs are vested and exercisable.

•                  Cumulative Exercisability.  To the extent that the SARs are vested and exercisable, the Grantee has the right to exercise the SARs (to the extent not previously exercised), and such right shall continue, until the expiration or earlier termination of the SARs.

•                  No Fractional SARs.  Fractional SARs shall be disregarded, but may be cumulated.

•                  Minimum Exercise.  No fewer than 100 SARs (subject to adjustment under Section 7.1 of the Plan, whether or not the SARs are settled under the Plan) may be exercised at any one time, unless the number exercised is the total number of SARs then exercisable.

3.                                      Continuance of Employment Required; No Employment/Service Commitment.

                Except for any vesting in connection with the Grantee’s termination of employment or other vesting event pursuant to the terms of the Grantee’s Employment Agreement with the Corporation entered into on the date hereof (as it may be amended from time to time, the “Employment Agreement”) or the Corporation’s Senior Executive Change in Control Agreement to which the Grantee is a party (the “CIC Agreement”), the vesting schedule applicable to the SARs requires continued employment through each applicable vesting date as a condition to the vesting of the applicable installment of the SARs and the rights and benefits under this SAR Agreement.  Employment for only a portion of the vesting period, even if a substantial portion, will not entitle the Grantee to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services as provided in Section 5 below or under the Plan (which provisions of the Plan shall equally apply to the SARs whether or not the SARs are settled under the Plan). Service solely as a director of the Corporation or one of its Subsidiaries shall not be considered continued employment for purposes of this SAR Agreement.

                Nothing contained in this SAR Agreement or the Plan constitutes a continued employment or service commitment by the Corporation or any of its Subsidiaries, affects the Grantee’s status, if he or she is an employee, as an employee at will who is subject to termination without cause, confers upon the Grantee any right to remain employed by or in service to the Corporation or any Subsidiary, interferes in any way with the right of the Corporation or any Subsidiary at any time to terminate such employment or service, or affects the right of the Corporation or any Subsidiary to increase or decrease the Grantee’s other compensation.  Nothing in this paragraph, however, is intended to adversely affect any independent contractual right of the Grantee without his consent hereto.

4.                                      Method of Exercise and Payment of SARs.

4.1          The SARs shall be exercisable by the delivery to the Secretary of the Corporation (or such other person as the Administrator may require pursuant to such administrative exercise procedures as the Administrator may implement from time to time) of:

•                  a written notice stating the number of SARs to be exercised or by the completion of such other administrative exercise procedures as the Administrator may require from time to time,

•                  any written statements or agreements required pursuant to Section 8.1 of the Plan (which provision of the Plan shall equally apply to the SARs whether or not the SARs are settled under the Plan); and

•                  satisfaction of the tax withholding provisions of Section 8.5 of the Plan (which provision of the Plan shall equally apply to the SARs whether or not the SARs are settled under the Plan).

4.2          Payment of SARs.

(A)          Amount.  Upon the exercise of the SARs and the attendant surrender of an exercisable portion of the SARs, the Grantee will be entitled to receive payment of an amount (subject to the tax withholding provisions of Section 4.1) determined by multiplying:

•                  the difference (but not less than zero) obtained by subtracting the Base Price of the SARs being exercised from the per-share fair market value (determined in accordance with the applicable provisions of the Plan, whether or not the

                        SARs are settled under the Plan) of the Common Stock as of the date of exercise (the “Exercise Date”), by

•                  the number of SARs being exercised.

(B)           Form of Payment.  The amount determined under Section 4.2(A) will be paid to the Grantee on or as soon as administratively practicable after the Exercise Date. If, prior to the applicable Exercise Date, the Corporation’s stockholders approve an amendment to the limitations on individual awards contained in Section 4.2 of the Plan such that the Corporation may issue shares of Common Stock in respect of the SARs (the “Plan Amendment”), the amount determined under Section 4.2(A) shall be paid by the Corporation through delivery to the Grantee of a number of shares of Common Stock (either by delivering one or more certificates for such shares or by entering such shares in book entry form, as determined by the Corporation in its discretion) equal to (i) the amount of the payment determined under Section 4.2(A), divided by (ii) the fair market value(determined in accordance with the applicable provisions of the Plan, whether or not the SARs are settled under the Plan) of a share of Common Stock as of the Exercise Date.  If the Corporation’s stockholders do not approve the Plan Amendment prior to the applicable Exercise Date, the amount determined under Section 4.2(A) shall be paid by the Corporation to the Grantee in cash.  The Grantee shall have no further rights with respect to any SARs that are paid or that terminate pursuant to Section 5.

(C)           SARs Not Funded.  SARs payable under this SAR Agreement will be paid from the general assets of the Corporation, and no special or separate reserve, fund or deposit will be made to assure payment of the SARs.  Neither this SAR Agreement nor any action taken pursuant to the provisions of this SAR Agreement will create, or be construed to create, a trust of any kind or a fiduciary relationship between the Corporation and the Grantee (or any other person).  To the extent that the Grantee (or any permitted transferee) acquires a right to receive payment pursuant to any SAR hereunder, such right will be no greater than the right of any unsecured general creditor of the Corporation.

5.                                      Early Termination of SARs.

5.1          Expiration Date.  Subject to earlier termination as provided below in this Section 5, the SARs will terminate on the “Expiration Date” set forth in the Grant Notice (the “Expiration Date”).

5.2          Possible Termination of SARs upon Certain Corporate Events.  The SARs are subject to termination in connection with certain corporate events as provided in Section 7.4 of the Plan (which provision of the Plan shall equally apply to the SARs whether or not the SARs are settled under the Plan).

5.3          Termination of SARs upon a Termination of Grantee’s Employment.  Subject to earlier termination on the Expiration Date of the SARs or pursuant to Section 5.2 above and except as provided in the Employment Agreement or the CIC Agreement, if the Grantee ceases to be employed by the Corporation or a Subsidiary (the date that the Grantee’s employment with the Corporation or a Subsidiary terminates is referred to as the Grantee’s “Employment Termination Date”), any portion of the SARs that is not vested on the Employment Termination Date shall terminate on the Employment Termination Date.  If the Grantee’s employment with the Corporation or a Subsidiary is terminated by the Corporation for Cause (as defined below), the SARs (whether vested or not) shall terminate on the Employment Termination Date.

5.4          Termination of SARs upon a Termination of Grantee’s Employment and Services.  Subject to earlier termination on the Expiration Date of the SARs or pursuant to Sections 5.2 and 5.3 above, if the Grantee both ceases to be employed by the Corporation or a Subsidiary and ceases to provide services to the Corporation or a Subsidiary as a director, the following rules shall apply (the last day that the Grantee is either employed by or providing services to the Corporation or a Subsidiary as a director is referred to as the Grantee’s “Severance Date”):

•                  other than as expressly provided below in this Section 5.4, (a) the Grantee will have until the date that is 3 months after his or her Severance Date to exercise the SARs (or portion thereof) to the extent the SARs are vested on the Severance Date or become vested as of any Severance Date that is also an Employment Termination Date, and  (b) the SARs, to the extent exercisable for the 3-month period following the Severance Date and not exercised during such period, shall terminate at the close of business on the last day of the 3-month period;

•                  if the Grantee’s Severance Date occurs as a result of the Grantee’s death or Disability (as defined below), (a) the Grantee (or his beneficiary or personal representative, as the case may be) will have until the date that is 12 months after the Grantee’s Severance Date to exercise the SARs to the extent the SARs are vested on the Severance Date or become vested as of any Severance Date that is also an Employment Termination Date, and (b) the SARs, to the extent exercisable for the 12-month period following the Severance Date and not exercised during such period, shall terminate at the close of business on the last day of the 12-month period;

“Disability” for purposes of the SARs shall have the same meaning as is specified in the Employment Agreement. “Cause” for purposes of the SARs shall have the same meaning as is specified in the Employment Agreement, provided that following the occurrence of a “change in control’ as defined in the CIC Agreement, the cause definition contained in the CIC Agreement shall apply for purposes of the SARs.

In all events the SARs are subject to earlier termination on the Expiration Date of the SARs or as contemplated by Section 5.2.  The Administrator shall be the sole judge of whether the Grantee continues to render employment or services for purposes of this SAR Agreement.

6.                                      Non-Transferability.

The SARs and any other rights of the Grantee under this SAR Agreement or the Plan (to the extent the SARs are settled under the Plan) are nontransferable and exercisable only by the Grantee, except as set forth in Section 5.7 of the Plan (which provision of the Plan shall equally apply to the SARs whether or not the SARs are settled under the Plan).

7.                                      Notices.

Any notice to be given under the terms of this SAR Agreement shall be in writing and addressed to the Corporation at its principal office to the attention of the Secretary, and to the Grantee at the address last reflected on the Corporation’s payroll records, or at such other address as either party may hereafter designate in writing to the other.  Any such notice shall be delivered in person or shall be enclosed in a properly sealed envelope addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government.  Any such notice shall be given only when received, but if the Grantee is no longer employed by the Corporation or a Subsidiary, shall be deemed to have been duly given five business days after the date mailed in accordance with the foregoing provisions of this Section 7.

8.                                      Plan.

Whether or not the SARs are settled under the Plan, the Grantee agrees to be bound by the terms of the Plan and this SAR Agreement.  The Grantee acknowledges having read and understanding the Plan, the Prospectus for the Plan, and this SAR Agreement.  Unless otherwise expressly provided in other sections of this SAR Agreement, provisions of the Plan that confer discretionary authority on the Board or the Administrator do not and shall not be deemed to create any rights in the Grantee unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Administrator so conferred by appropriate action of the Board or the Administrator under the Plan after the date hereof.  Notwithstanding the foregoing or any other provision of this SAR Agreement, Section 7.7 of the Plan shall not be applicable to the SARs.

9.                                      Entire Agreement.

This SAR Agreement, the Plan, the Employment Agreement and the CIC Agreement together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof.  The Plan and this SAR Agreement may be amended only in the manner provided for pursuant to Section 8.6 of the Plan (which provision of the Plan shall equally apply to the SARs whether or not the SARs are settled under the Plan).  Such amendment must be in writing and signed by the Corporation.  The Corporation may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Grantee hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

10.                               Governing Law.

This SAR Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

11.                               Effect of this Agreement.

Subject to the Corporation’s right to terminate the SAR in the manner provided for pursuant to Section 7.4 of the Plan (which provision of the Plan shall equally apply to the SARs whether or not the SARs are settled under the Plan), this SAR Agreement shall be assumed by, be binding upon and inure to the benefit of any successor or successors to the Corporation.

12.                               Counterparts.

This SAR Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

13.                               Section Headings.

The section headings of this SAR Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.